UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5 Greenway Plaza, Suite 110
Houston, Texas	77046
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code: (713) 215-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)        Compensatory Arrangements of Certain Officers
The employment agreement (the “Agreement”) between Occidental Petroleum Corporation (the “Company”) and Stephen I. Chazen, the Company’s Chief Executive Officer, will expire on January 27, 2015. On December 10, 2014, the Company and Mr. Chazen agreed that a new employment agreement is not necessary. However, upon expiration of the Agreement, the Company has agreed to provide vacation benefits to Mr. Chazen in line with the provisions of the Agreement.
Accordingly, Mr. Chazen will be entitled to a total of six weeks of paid vacation per annum and will not be subject to the ceiling on vacation accruals as contained in the Company’s vacation policy, which states that employees may accrue vacation account balances up to a maximum accrual ceiling of 296 hours. Upon Mr. Chazen’s retirement and termination of employment, any accrued but unused vacation hours will be paid out in cash at Mr. Chazen’s base salary as then in effect. Currently, Mr. Chazen has approximately 2,527 hours of accrued but unused vacation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Occidental Petroleum Corporation

/s/ Jennifer Kirk__________________
Name:    Jennifer Kirk

Title:	Vice President and Controller

Dated: December 16, 2014